Exhibit 21 - List of Subsidiaries
---------------------------------

                                                Jurisdiction of
                                                 Incorporation
                                                 -------------
      Wilshire Oil of Canada, Ltd.                  Alberta, Canada
      Calgary, Alberta, Canada

      San Francisco Oil                             State of California

      Rockland Resources                            State of Oklahoma

      Britalta Venezolano, Ltd.                     Alberta, Canada
      Calgary, Alberta, Canada

      Sunrise Ridge Holding, Inc.                   State of Delaware
      Jersey City, NJ

      Sunrise Ridge, L. L. C.                       State of Delaware
      Jersey City, NJ

      Biltmore Club Holding, Inc.                   State of Delaware
      Jersey City, NJ

      Biltmore Club Apartments, L. L. C.            State of Delaware
      Jersey City, NJ

      350 Pleasant Valley  Corp                     State of New Jersey
      Jersey City, NJ

      Global Equities Management Corp.              State of Delaware
      Jersey City, NJ

      Wellington Apartments, L.L.C.                 State of Delaware
      Jersey City, NJ

      Van Buren, L.L.C.                             State of Delaware
      Jersey City, NJ


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